Exhibit 99.1

PowerSecure and Schneider Electric Partner to Bring Smart Grid Solutions to Hospitals

Wake Forest, N.C. – July 13, 2010 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has established a partnership with Schneider Electric, the global specialist in energy management, to bring its Interactive Distributed Generation® smart grid power systems to hospitals.

Under the terms of this new partnership, Schneider Electric will offer hospitals across North America PowerSecure’s Interactive Distributed Generation (IDG®) power systems. PowerSecure’s proven, industry-leading IDG technology, in partnership with local utilities, enables hospitals to 1) make their operations more efficient by utilizing their idle backup power systems during high-cost peak electricity demand, 2) extend and upgrade their backup power systems due to the energy savings IDG systems can deliver, and 3) benefit from PowerSecure’s proprietary monitoring and control systems, which are electronically connected to PowerSecure’s Smart Grid Monitoring Center, ensuring that the delivery of more efficient power is optimized, and that backup power is ready to support hospital facilities around-the-clock.

“We are in an excellent position to help our healthcare customers understand and use their energy as an asset, not as a liability,” said James Anderson, Vice President, Smart Grid Programs, Schneider Electric. “This partnership with PowerSecure allows us to implement a demand management strategy with our healthcare customers and further enhances our ability to help hospitals and other healthcare facilities understand the opportunities and risks inherent in the smart grid.”

Sidney Hinton, CEO of PowerSecure, said, “We are excited about this new partnership with Schneider Electric. Their reputation in the marketplace is impeccable, and they have built strong, trusting relationships with thousands of healthcare companies. Their breadth and expertise in this category is second to none. We are looking forward to working with Schneider Electric to make our IDG smart grid power systems available to an expanded number of hospital customers through this partnership.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. The Company’s Energy Efficiency business provides customers with energy efficient LED-based lighting technologies that deliver improved quality of light with strong returns on investment, including its proprietary EfficientLights lighting products for grocery, drug, and convenience stores, and its LED based street and area light product for utilities and municipalities. PowerSecure also provides utilities with utility infrastructure products and services, including transmission and distribution construction and maintenance, engineering and design services, and regulatory consulting. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.

About Schneider Electric
As a global specialist in energy management with operations in more than 100 countries, Schneider Electric offers integrated solutions across multiple market segments, including leadership positions in energy and infrastructure, industrial processes, building automation, and data centers/networks, as well as a broad presence in residential applications. Focused on making energy safe, reliable, and efficient, the company’s 100,000+ employees achieved sales of more than $22 billion in 2009, through an active commitment to help individuals and organizations “Make the most of their energy”. www.schneider-electric.us

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of revenue and profit expected from the businesses alliance and opportunities discussed in this press release, and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally, and related to the events described herein; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

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